UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2024

INFINERA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue
San Jose, California 95119
(Address of principal executive offices)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

As previously disclosed, on June 27, 2024, Infinera Corporation (“Infinera”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nokia Corporation (“Nokia”) and Neptune of America Corporation (“Merger Sub”). The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Infinera (the “Merger”), with Infinera surviving the Merger and becoming a wholly owned subsidiary, directly or indirectly, of Nokia.

The completion of the Merger is conditioned on, among other things, the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

On August 9, 2024, following informal discussions with the U.S. Department of Justice (the “DOJ”), Nokia informed the DOJ that Nokia would voluntarily withdraw and refile its Premerger Notification and Report Form for the Merger, which was submitted under the HSR Act, to give the DOJ additional time to review the Merger. Nokia refiled its Premerger Notification and Report Form for the Merger on August 14, 2024.

The applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on September 13, 2024.

The Merger remains subject to the satisfaction of other customary closing conditions specified in the Merger Agreement. Infinera and Nokia continue to expect the Merger to close in the first half of 2025.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially.

Statements in this communication that are forward-looking may include statements regarding the anticipated timing of the closing of the Merger.

Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (1) the possibility that the conditions to the closing of the Merger are not satisfied, including the risk that required approvals from Infinera’s stockholders for the Merger or required regulatory approvals to consummate the Merger are not obtained, on a timely basis or at all; (2) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Merger Agreement; (3) possible disruption related to the Merger to the current plans, operations and business relationships of Infinera and Nokia, including through the loss of customers and employees; (4) the amount of the costs, fees, expenses and other charges incurred by Infinera and Nokia related to the Merger; (5) the possibility that the stock prices of Infinera and Nokia could fluctuate during the pendency of the Merger and may decline if the Merger is not completed; (6) for both Infinera and Nokia, the possible diversion of management’s time and attention from ongoing business operations and opportunities; (7) the response of competitors and other market participants to the Merger; (8) potential litigation relating to the Merger; (9) uncertainty as to the timing of completion of the Merger and the ability of each party to consummate the Merger; and (10) the other risks and uncertainties detailed in the periodic reports that Infinera and Nokia file with the SEC. All forward-looking statements in this Current Report on Form 8-K are based on information available to Infinera and Nokia as of the date of this Current Report on Form 8-K, and, except as required by law, neither Infinera nor Nokia assumes any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFINERA CORPORATION

Date: September 16, 2024	By:	/s/ NANCY ERBA
	Name:	Nancy Erba
	Title:	Chief Financial Officer and Principal Accounting Officer